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                                                                     EXHIBIT 10.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Kemper Investors Life Insurance Company and Contract Owners of contracts that participate in the KILICO Variable Annuity Separate Account:

We hereby consent to the use in this Post-Effective Amendment No. 6 (File Nos. 333-32840 and 811-3199) to the registration statement on Form N-4 (the "Registration Statement") of our report dated March 21, 2003, relating to the consolidated financial statements of Kemper Investors Life Insurance Company, and of our report dated February 24, 2003, relating to the financial statements of the KILICO Variable Annuity Separate Account, which are incorporated by reference into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Experts" in such Prospectus and the Statement of Additional Information.

PricewaterhouseCoopers LLP

Chicago, Illinois
April 24, 2003